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                                                                       Exhibit 5

                    [LETTERHEAD OF MCDONALD'S CORPORATION]


                                 July 7, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

        Re:  McDonald's Corporation
             Registration Statement on Form S-3

        In my capacity as Senior Vice President, General Counsel and Secretary of McDonald's Corporation (the "Company"), a Delaware corporation, I have supervised and participated in the legal proceedings and matters relating to the proposed registration of $500,000,000 in initial public offering price of Debt Securities of the Company to be issued under an indenture, dated as of March 1, 1987, as supplemented to the date hereof and as it will be supplemented by Supplemental Indenture No. 22 as contemplated in the Registration Statement (the "Supplemental Indenture" and, together witch such Indenture as supplemented to the date hereof, the "Indenture"), between the Company and First Fidelity Bank, National Association (formerly Fidelity Bank, National Association), as trustee (the "Trustee").

        I advise you that in my opinion:

        1. The Company is a corporation duly organized and existing under and by virtue of the laws of the State of Delaware and has adequate corporate powers to own and operate its property and to transact the business in which it is engaged.

        2. The indenture (exclusive of the Supplemental Indenture) has been duly authorized by all necessary corporate action of the Company and has been duly executed and delivered by the Company.

        3. The execution and delivery by the Company of the Supplemental Indenture and the issuance of the Debt Securities in the manner and on the terms set forth in the Registration Statement and in accordance with the terms of the Indenture have been duly authorized by all necessary corporate action of the Company.

        4. The Indenture, upon the execution and delivery of the Supplemental Indenture, will constitute the legal, valid, binding and enforceable obligations of the
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Company, subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights.

        5. The Debt Securities, upon the execution and delivery of the Supplemental Indenture and when delivered and paid for as contemplated in the Registration Statement, will constitute legal, valid, binding and enforceable obligations of the Company entitled to all of the benefits of the Indenture, subject to the applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights.

        I am aware that I am named in the Registration Statement as counsel for the Company and hereby consent to such use of my name and the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                /s/ Shelby Yastrow

                                                Shelby Yastrow

WAG/lb